                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  August 14, 1997
                                                         -----------------

                       BELL ATLANTIC - NEW JERSEY, INC.
                      -----------------------------------
            (Exact name or registrant as specified in its charter)




      New Jersey                      1-3488                  22-1151770
     ------------                 --------------            ---------------
    (State or other             (Commission File           (I.R.S. Employer
    jurisdiction of                  Number)               Identification No.)
    incorporation)


        540 Broad Street
       Newark, New Jersey                                 07101
    --------------------------                          ---------
(Address of principal executive offices)                (Zip Code)


   Registrant's telephone number, including area code:     (201) 649-9900
                                                        -------------------


                               (not applicable)
               ------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 5. Other Events.

                On August 14, 1997, Bell Atlantic Corporation ("Bell Atlantic"), a Delaware corporation, and NYNEX Corporation ("NYNEX"), a Delaware corporation, consummated a merger (the "Merger") whereby Bell Atlantic Merger Venture, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Bell Atlantic, was merged with and into NYNEX pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of April 21, 1996, as amended and restated on July 2, 1996, by and between NYNEX and Bell Atlantic and to which Merger Sub also became a party. As a result of the Merger, NYNEX has become a wholly owned subsidiary of Bell Atlantic.


                Prior to the Merger, the assets of NYNEX, through NYNEX's subsidiaries (including, principally, New York Telephone Company and New England Telephone and Telegraph Company), were used to provide a broad range of telecommunications and telecommunications-related services. Bell Atlantic intends to continue such uses for the assets of NYNEX.

Item 7. Financial Statements and Exhibits.

        (c) The following exhibit is incorporated by reference into this report:

                2.1 Amended and Restated Agreement and Plan of Merger, dated as of April 21, 1996, as amended and restated on July 2, 1996, by and between NYNEX Corporation and Bell Atlantic Corporation (incorporated herein by reference to Exhibit 2 to Bell Atlantic Corporation's Registration Statement on Form S-4 No. 333-11573).




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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BELL ATLANTIC - NEW JERSEY, INC.


                                       By:  /s/ Janet M. Garrity
                                            -------------------------------
                                            Janet M. Garrity
                                            Assistant Treasurer



Dated:  August 15, 1997

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